10

                          EXCLUSIVE MARKETING AGREEMENT

        This Agreement (the "Agreement") is being entered into as of this 17th day of April, 2007, by and among the party of the first part COMPETITIVE TECHNOLOGIES, INC. ("CTT"), the party of the second part, AGROFUT E.U. ("AGROFRUT"), and the party of the third part, its sole shareholder BETTY RIOS VALENCIA ("AGROFRUT Shareholder"), and sets forth the terms and conditions of their agreement regarding CTT's acquisition of certain rights to AGROFRUT's nutraceutical Product output on an exclusive basis and certain other rights, all as more particularly set forth below. As used herein, the term "Parties" shall refer collectively to CTT, AGROFRUT and AGROFRUT Shareholder, and the term "Party" shall refer to CTT, AGROFRUT or AGROFRUT Shareholder individually. The Parties hereby agree as follows:

1. SCOPE OF THE AGREEMENT: For good and valuable consideration as stated herein, receipt of which is hereby acknowledged, the Parties state the scope of their Agreement as follows:

        a.  Exclusive  First  Refusal  Obligation.  During  the  Output Term (as
            -------------------------------------
defined herein), AGROFRUT shall submit to CTT, on an exclusive, "first-refusal" basis, all AGROFRUT Products (as defined herein) with respect to which CTT shall have the right to exploit Marketing Rights worldwide in accordance with the terms and conditions hereof. Each submission shall be made by AGROFRUT in accordance with the requirements and procedures set forth below. The term "AGROFRUT Product" shall mean an original nutraceutical Product: (i) to be produced or acquired for Product release by AGROFRUT; and/or (ii) to be otherwise released under the AGROFRUT name and/or logo and/or any other name and/or logo owned, operated or controlled by, or otherwise affiliated with, AGROFRUT, by itself or through a joint venture with another entity, in each instance for which AGROFRUT controls the Product Rights. A nutraceutical product shall be deemed to be an AGROFRUT Product on the first date upon which AGROFRUT produces or enters into an agreement to acquire the rights to cause such nutraceutical or other Product to be produced, acquired or otherwise released in accordance with the definition of an AGROFRUT Product hereunder (the "Production Date"). For purposes hereof, "first refusal" means that an AGROFRUT Product shall be submitted solely and exclusively to CTT for purposes of exploiting the Marketing Rights in and to such AGROFRUT Product before the same is submitted to any other person or entity. It is the essence of this Agreement that AGROFRUT will not submit any AGROFRUT Product to a third party for sale, marketing, acquisition, licensing, exploitation or any other use unless and until the AGROFRUT Product has been submitted to CTT hereunder, and CTT has declined to exploit the Marketing Rights to the AGROFRUT Product (a "Rejected Product"). An AGROFRUT Product for which CTT elects to exploit the Marketing Rights shall be referred to as an "Included Product."

        b.  Grant  of  Rights.  AGROFRUT  hereby  irrevocably grants, transfers,
            -----------------
assigns and licenses to CTT the Product Rights worldwide (as defined in Paragraph 2 hereof) in and to each AGROFRUT Product during the Output Term (as defined herein) subject to, and in accordance with, the terms hereof.

        c.  Output  Term.  The  term  "Output  Term"  shall  mean  the  period
            ------------
commencing on the date hereof and expiring 180 (one hundred eighty) days from the date hereof; provided, however, that the Product Rights granted hereunder thereafter shall remain in effect in perpetuity so long as AGROFRUT's Shareholder and CTT engage in the Closing of the Exchange contemplated by the Term Sheet accompanying this Agreement.

2. PRODUCT RIGHTS: The term "Product Rights" shall mean the exclusive Marketing Rights (as defined herein) to each of the AGROFRUT Products, and all rights necessary to distribute, to exploit, to advertise, to promote and to publicize such Marketing Rights of each AGROFRUT Product for worldwide exploitation. "Marketing Rights" shall mean the following: rights to sell, to distribute, to advertise, to supply and to control delivery of the Products and the Products' name, label, packaging or trade dress; i.e., the overall appearance and commercial impression of the Products, in print media, point of sale, radio broadcast and television advertising, and in brochures, sales literature and nutraceutical promotional activities, including on-line nutraceutical promotional activities, for the Products.

3.     EQUITY  INTEREST:

     a.  AGROGRUT  Common Stock.  CTT shall be entitled to receive from AGROFRUT
         ----------------------
five percent (5%) of the shares of AGROFRUT's Common Stock (the "Equity Interest"). The shares issued shall be referred to as the "Shares." Such Shares shall be issued pursuant to the Stock Purchase Agreement executed at the time of this Agreement.


4.      SUBMISSION  PROCEDURES:

        a.  Submission.  Not  later  than  10  (ten) business days following the
            ----------
Production Date of an AGROFRUT Product, AGROFRUT shall submit such AGROFRUT Product to CTT, along with a written notice ("Submission Notice"), from AGROFRUT to CTT.

        b.  CTT's  Response  to  Submission.  Within  10  (ten)  days  following
            -------------------------------
receipt by CTT of a Submission Notice, together with samples of the Product and any marketing materials prepared by AGROFRUT (the "Response Period"), CTT will provide written notice to AGROFRUT as to whether CTT elects to exploit the Marketing Rights to such AGROFRUT Product. CTT's failure to respond within the Response Period shall be deemed to constitute CTT's rejection of such AGROFRUT Product, and such AGROFRUT Product shall thereafter be deemed to be a Rejected Product.

        c.  Rejected  Products.  With respect to each Rejected Product, AGROFRUT
            ------------------
will have the option to arrange for the Marketing Rights to such Rejected Product to be acquired by third parties; provided, however, that prior to the time that AGROFRUT concludes any agreement to grant such rights to a third party, if there is a change in any of the elements of the Product, then AGROFRUT shall resubmit the Rejected Product to CTT in accordance with the terms of Paragraph 3.a. above (provided CTT shall have 10 (ten) days from the date of such resubmission to make its determination), and the Rejected Product shall not be submitted to any third party unless and until CTT has again declined to exploit said rights. All of CTT's right, title, and interest in and to each Rejected Product that is not required to be resubmitted to CTT pursuant to the terms of this Paragraph 3.c. shall revert to AGROFRUT automatically.

        d.  Submission by CTT.  In addition to AGROFRUT's submissions hereunder,
            -----------------
CTT shall have the right, but not the obligation, to order from AGROFRUT, at any time, nutraceutical Products for which CTT is willing to exploit the Marketing Rights. None of such Products shall be deemed an AGROFRUT Product hereunder unless and until AGROFRUT enters into a binding written agreement with CTT to produce or to acquire the rights to cause such Products to be produced, acquired or otherwise released in accordance with the definition of an AGROFRUT Product hereunder.

5.     PAYMENTS  AND  DIVISION  OF  REVENUES:

        a.  Revenue  Division.  In lieu of royalties or other payments, AGROFRUT
            -----------------
and CTT shall engage in a division of revenues so that AGROFRUT shall receive sixty percent (60%) of marketing and sales proceeds of AGROFRUT products, and CTT shall receive forty percent (40%) of marketing and sales proceeds of AGROFRUT products. Any revenues payable to AGROFRUT pursuant to this Agreement shall be paid on a monthly basis provided that, in each such case, each payment hereunder shall be accompanied by a revenue statement. The division of revenue pursuant to this Agreement shall be based on "Net Revenue" determined by application of Subparagraph (e) of this Paragraph. Revenue shall be determined on a "cash basis" at the time of receipt by CTT. No revenues will be payable by CTT to AGROFRUT on returns that are accepted and credited by CTT or by an affiliate of CTT, or on units of the Products distributed exclusively for demonstration or nutraceutical purposes, or for replacements. CTT shall have the right to retain a reasonable reserve from revenues for returned Products (provided that such reserve will be reviewed and, if appropriate, liquidated in good faith on a quarterly basis). To the extent that the actual returns to CTT or affiliates of CTT in any given quarter are greater than the expected returns based upon which CTT has adjusted any revenue payments, such difference will be withheld by or payable to CTT, as the case may be. No revenues will be payable on sales or other transactions between CTT and any affiliate of CTT until final sale of the Products by the affiliate of CTT. If CTT makes a revenue payment to AGROFRUT where CTT is subsequently required to refund or to reduce all or any part of the Net Sales collected by it, CTT shall have the right to a refund of overpayments of revenues made to AGROFRUT.

     b.  Books  and Records Relating to Sales.  CTT will maintain sufficient and
         ------------------------------------
accurate books and records relating to all transactions relevant to sales of the Products or in respect of which CTT is required to provide information in a revenue statement.

     c.  Inspection.  CTT  will  permit  a  chartered  accountant  reasonably
         ----------
acceptable to CTT and appointed by AGROFRUT (the "AGROFRUT Accountant") to inspect the books and records maintained by CTT after 15 (fifteen) days notice at any reasonable time during normal business hours at AGROFRUT's expense and in such manner as not to interfere with the business of CTT for the purpose of verifying the correctness of the revenue statements and the payments made by CTT to AGROFRUT by way of revenue pursuant to this Paragraph. AGROFRUT shall not be entitled to make such inspections more frequently than on one occasion in each period of 12 (twelve) calendar months unless it can demonstrate that there are exceptional circumstances requiring such additional inspections. In the event that the AGROFRUT Accountant discovers an error of greater than 5% (five percent) in favor of AGROFRUT, AGROFRUT shall be entitled to reimbursement by CTT for the costs of such a review plus interest at 10% (ten percent) per annum.

     d.  Nondisclosure.  Neither  AGROFRUT  nor  the  AGROFRUT  Accountant shall
         -------------
disclose any information acquired as a result of any such examination or inspection to any person, firm or corporation other than to its employees, authorized representatives and as otherwise strictly necessary to enforce its rights hereunder.

     e.    Net  Sales.  "Net Sales" means the gross revenue (including advances)
           ----------
earned and actually received by or credited to CTT, or any affiliated or related entity thereof, from the sale, lease, license, distribution or other exploitation of the Product less the following (all of which shall collectively be known as the "Cost of Goods"): (i) actual, direct, third-party, out-of pocket charges or expenses incurred by CTT, or any affiliate or related entity thereof, in connection with transportation, handling, carriage, delivery, insurance, taxes (including withholding taxes and Value Added Tax), duties, tariffs, assessments, levies and other governmental and "pass-through" charges on or after sale of units of the Product; and (ii) any rebates or allowances (including allowances credited to resellers or distributors in respect to marketing and nutraceutical costs) paid by CTT in connection with the sale or distribution of the Product. If CTT earns revenue from distribution of a Product in combination or bundle with one or more other CTT products, such revenue will be allocated between that Product and such other products on a fair and reasonable basis taking into consideration the current or most recent wholesale prices of components of such compilation or bundle.

6.      CONSULTATION  AND  APPROVAL  RIGHTS:

        a.  AGROFRUT.  AGROFRUT  shall  meaningfully  consult  with  CTT in good
            --------
faith during the Output Term with respect to (i) AGROFRUT's output slate for AGROFRUT Products and (ii) all key elements of the Included Products. AGROFRUT shall advise CTT as to the status of pre-production, production and post-production of each Included Product on no less than a weekly basis. Without limiting the generality of the foregoing, AGROFRUT agrees to provide CTT with regular production status reports during the production period of each Included Product.

        b.  CTT.  The  parties shall mutually agree upon a milestone schedule of
            ---
tasks to be completed for the development, production, marketing and distribution of each Product and the relevant requirements therefor (the "Milestone(s)"). AGROFRUT shall evaluate each relevant Milestone to determine whether the Milestone complies with the requirements established for each such Milestone. Once approved by AGROFRUT, such approval of the Milestone is not revocable.

7. BOOKS AND RECORDS: AGROFRUT shall at all times maintain customary production books and records (including copies of third-party agreements and chain-of-title documentation) for each Included Product and shall, upon CTT's request, for a period of up to two (2) years after initial United States Product release of the applicable Included Product, provide CTT with reasonable access to review and to copy the same during reasonable business hours.

8. DELIVERY: The term "Delivery" shall mean CTT's receipt and approval of copies of bills of lading, shipping manifests, customs declarations and other paperwork ("Delivery Items") relating to each Included Product by a date no later than two (2) weeks following delivery of each Included Product to CTT or to its domestic distributor ("Delivery Date"). Notwithstanding the foregoing, AGROFRUT agrees to use its best efforts to provide any Delivery Items to CTT as soon as is practicable. AGROFRUT agrees further to provide CTT reasonable access to production of an Included Product, on a non-interference basis. AGROFRUT agrees herein that the Delivery Items shall be fully paid for by AGROFRUT.

9. MARKETING MATERIALS: AGROFRUT agrees herein to provide CTT with free access to all marketing and advertising materials, which have been prepared (and cleared by AGROFRUT), in connection with the Product release of each Included Product (provided, that any costs associated with duplication of such materials shall be borne by CTT hereunder). The Parties agree that CTT may use such marketing and advertising materials to promote, to advertise and to market all Products developed in connection with the applicable Included Product, subject to the contractual restrictions imposed by third parties. Subject to the prior approval of AGROFRUT, CTT agrees to use AGROFRUT logos in connection with all Products developed in connection with the applicable Included Product.

10.     REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  AGROFRUT  AND AGROFRUT
SHAREHOLDER: AGROFRUT and AGROFRUT Shareholder hereby represent, warrant and covenant to CTT as follows:

        a.  Authority.  AGROFRUT  is  a  corporation  duly  formed  and  validly
            ---------
existing in good standing under the laws of the Republic of Colombia and has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

        b.  Duly  Authorized.  The  execution  and delivery of this Agreement by
            ----------------
AGROFRUT and the consummation by AGROFRUT of the transactions contemplated hereby have been duly authorized, and no other corporate or partnership proceeding or consent on the part of AGROFRUT is necessary to authorize this Agreement and the transactions contemplated hereby.

        c.  No  Liens.  No  claims,  liens,  charges  or encumbrances materially
            ---------
impair or materially and adversely affect the Product Rights or Products. AGROFRUT and AGROFRUT Shareholder hereby agree to provide CTT with written notice upon the creation of any claim, lien, charge or encumbrance, or any amendments or other modifications to any of the charges, liens, claims or encumbrances that would materially impair or have a material and adverse effect on the Product Rights. Such written notice will be sent in a timely manner and shall include a brief description of such claim, lien, charge or encumbrance. The Product Rights licensed to CTT hereunder, as of the date of this Agreement and hereafter, shall continue to be free and clear of any and all claims, liens, charges, encumbrances, restrictions, agreements, commitments and arrangements whatsoever which materially impair or materially and adversely affect CTT's rights hereunder to exploit the Product Rights.

        d.  No  Infringement.  With  respect  to  each  AGROFRUT Product and the
            ----------------
advertising and marketing materials in connection therewith provided to CTT hereunder, and so long as such advertising and marketing materials are used in compliance with any restrictions on such materials specified by AGROFRUT to CTT:
(i) the foregoing does not and will not contain any language or material which is libelous, slanderous or defamatory; and (ii) the foregoing will not, when used by CTT (or its distributors, customers and assigns) as authorized hereunder, violate, infringe upon or give rise to any adverse claim with respect to any common-law or other right (including, without limitation, any patent, copyright, trademark, trade name, service mark or trade secret) of any person or entity or violate any applicable law in a fashion which would adversely affect CTT's ability to exercise the Product Rights hereunder.

        e.  No  Payment  Obligations.  CTT  will  not  be  obligated to make any
            ------------------------
payments to any third party, unless otherwise expressly specified in this Agreement or consented to in writing by CTT, in connection with the exercise by CTT or its licensees of the Product Rights.

        f.  Copyrighted  Material.  Except  with  respect  to  incidental public
            ---------------------
domain elements, and subject to the applicable provisions of applicable copyright law as of the date hereof and as it may change in the future, the copyright(s) in marketing materials or technical descriptions of each AGROFRUT Product and in the material upon which it is based or which is contained therein will be valid and subsisting during the Output Term for each AGROFRUT Product, and AGROFRUT has not done or permitted and will not do or permit any act or omission which would impair or diminish the validity or duration of any such copyright.

        g.  No  Conflicting  Grant.  With  respect to its Products, AGROFRUT has
            ----------------------
not granted and will not grant to any third person (i) any of the Product Rights granted to CTT hereunder nor (ii) any other rights which conflict with the Product Rights exclusively granted to CTT hereunder, and (iii) has not entered and shall not hereafter enter into any agreement which would violate or conflict with the Product Rights granted to CTT or the restrictions imposed upon AGROFRUT hereunder.

     h.  Advertising.  CTT  may  use  the  names,  labels  and likenesses of all
         -----------
AGROFRUT Products in any and all advertising and marketing materials, and CTT will not be restricted in any way from using any of the names, labels and likenesses in connection with such advertising and marketing materials.

     i.   Capitalization.  As  of  the  date  hereof, there are 50,000 shares of
          --------------
AGROFRUT's Common Stock issued and outstanding. Each share issued has been issued in conformity with applicable law.

 11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CTT: CTT hereby represents, warrants and covenants to AGROFRUT as follows:

        a.  Authority.  CTT is a corporation duly formed and validly existing in
            ---------
good standing under the laws of the State of Delaware and has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

        b.  Duly  Authorized.  The  execution  and delivery of this Agreement by
            ----------------
CTT and the consummation by CTT of the transactions contemplated hereby have been duly authorized, and no other corporate proceeding or consent on the part of CTT is necessary to authorize this Agreement and the transactions contemplated hereby.

       c.  Investment  Experience.  CTT  represents  that  it  is experienced in
           ----------------------
evaluating and investing in companies in a similar stage of development as AGROFRUT and acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. CTT is capable of evaluating the merits and risks of the investment in the Shares and can bear the risk of the loss of the entire Equity Interest. CTT has not been organized for the purpose of acquiring the Shares. CTT is an "Accredited Investor" as defined in the Securities Act of 1933, as amended.

        d.  Investment  for  Own Account.  The Shares will be acquired for CTT's
            ----------------------------
own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof. There is no contract or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Shares.

12.     INDEMNITY/INSURANCE:

        a.  AGROFRUT.  AGROFRUT  hereby  agrees  to  indemnify, to defend and to
            --------
hold harmless CTT, its subsidiaries and related companies, its licensees, distributors, affiliates and its customers, and their respective officers, directors, agents, and employees, from any and all third-party claims, actions or proceedings of any kind and from any and all damages, liabilities, costs and expenses (including reasonable legal fees and costs) relating to or arising out of any breach of any of the warranties, representations or agreements of AGROFRUT hereunder or any error or omission in any of the material or information furnished to CTT in accordance with this Agreement (except to the extent such claims, actions or proceedings give rise to CTT's indemnification obligations under this Agreement), or any injury or claim resulting from the sale or use of the Products.

        b.  CTT.  CTT hereby agrees to indemnify, to defend and to hold harmless
            ---
AGROFRUT, its parent, subsidiaries and related companies and affiliates, and their respective officers, directors, agents, and employees, from any and all third-party claims, actions or proceedings of any kind and from any and all damages, liabilities, costs and expenses (including reasonable legal fees and costs) relating to or arising out of any breach of any of the warranties, representations or agreements of CTT hereunder (except to the extent such claims, actions or proceedings give rise to AGROFRUT's indemnification obligations under this Agreement).

        c.  Insurance.  AGROFRUT  shall  name CTT as an additional named insured
            ---------
under its errors and omissions ("E&O") and product liability insurance as appropriate.

13.     REMEDIES:

        a.  AGROFRUT's Remedies.   No action or omission by CTT shall constitute
            -------------------
a breach of this Agreement unless AGROFRUT first notifies CTT in writing setting forth the alleged breach or default and CTT does not cure the same within 30 (thirty) days of being notified of such breach, with the exception of a breach of a payment obligation, which cure period shall be limited to five (5) days of being notified of such breach. If CTT breaches its obligations hereunder, the damage, if any, caused to AGROFRUT shall not be irreparable or sufficient to entitle AGROFRUT to injunctive or other equitable relief. Consequently, AGROFRUT's rights and remedies shall be limited to the right, if any, to obtain damages at law, and AGROFRUT shall not have any right in such event to terminate or to rescind this Agreement or any of the rights granted to CTT hereunder or to enjoin or to restrain the advertising, promotional, distribution, exhibition or exploitation of the AGROFRUT Products and/or any of CTT's rights hereunder.

     b.  CTT's  Remedies.  AGROFRUT  acknowledges that the rights herein granted
         ---------------
are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by AGROFRUT will cause CTT irreparable injury and damage. CTT shall be entitled to injunctive and other equitable relief to prevent any breach by AGROFRUT and to obtain any monetary damages at law available to CTT. CTT's payment of any compensation or performance of any obligation hereunder shall not constitute a waiver by CTT of any breach by AGROFRUT of any rights or remedies which CTT may have as a result of such breach; provided, however, that if such a breach by AGROFRUT (i) is inadvertent and non-recurring (i.e., not intentional or repeated) and is by its nature reasonably curable and (ii) allowing AGROFRUT to cure such a breach will not result in additional expense to CTT, then AGROFRUT shall have a period of five (5) business days from the date of notice from CTT of such breach within which to cure such breach.

     c.  Remedies  Cumulative.  All  remedies  accorded  herein  or  otherwise
         --------------------
available to either Party hereto shall be cumulative, and no one such remedy shall be exclusive of, nor shall it be considered a waiver of, any other.

14. NOTICES: All notices shall be in writing and shall be delivered to the address(es) for notice set forth below or hereafter supplied by a Party to the other. Notices shall be effective on the date received if delivered by hand or by facsimile, on the next business day following delivery thereof to an air courier for overnight delivery, and on the third business day after deposit into the United States mail, postage prepaid.

          If  to  CTT:

     Mr. John Nano
     President and Chief Executive Officer
     Competitive Technologies, Inc.
     777 Commerce Drive, Suite 100
     Fairfield, CT  06825

           With  a  copy  to:

     Stephen  Sale,  Esq.
     Sale  &  Quinn,  P.C.
     910  Sixteenth  Street,  N.W.
     Fifth  Floor
     Washington,  DC  20006-2992

          If  to  AGROFRUT:

     Agrofrut  E.U.
     Carrera  Primero  Oest  717
     Apartado  1401
     Penta  Teracita
     Cali,  Colombia
     ATTN  :  Sra.  Betty  Rios  Valencia,  President

           If  to  AGROFRUT  Shareholder:

     Sra.  Betty  Rios  Valencia
     Carrera  Primero  Oest  717
     Apartado  1401
     Penta  Teracita
     Cali,  Colombia

15. CONFIDENTIALITY: The Parties shall hold in confidence the proprietary information relating to AGROFRUT's Products and CTT's marketing and sales. Neither Party shall disclose, without the other Party's prior consent to any third party (other than its respective employees, directors, officers, attorneys and agents engaged in this transaction, in their capacity as such, on a need-to-know basis), any information with respect to proprietary information relating to AGROFRUT's Products and CTT's marketing and sales except: (a) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other party as promptly as practicable (if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (b) as part of its normal reporting or review procedure to its affiliated company, banks, auditors, investment bankers, underwriters, third-party participants and/or attorneys (collectively, "Reporting Parties"), provided that such Reporting Parties agree to be bound by the provisions of this Paragraph; (c) in order to enforce its rights pursuant to this Agreement; and (d) when such information is otherwise publicly available.

16. INITIAL PRESS ANNOUNCEMENT: The Parties agree that the timing and content of the initial announcement (if any) relating to the completion of this Agreement will be mutually coordinated and agreed upon before being issued by CTT, AGROFRUT or any third party.

17. ASSIGNMENT: AGROFRUT may not assign, transfer, sell, mortgage, pledge or hypothecate this Agreement, or any interest herein or rights hereunder, in whole or in part, either voluntary or by operation of law (including, without limitation, by merger or consolidation or otherwise), without the prior written consent of CTT, except that, with CTT's prior written consent, AGROFRUT may assign this Agreement to its successor or assigns, to any of its associated, affiliated and subsidiary companies or to an entity which acquires all or substantially all of its assets on the condition that assignee assumes all of AGROFRUT's obligations hereunder; provided, however, that AGROFRUT shall be entitled to assign from time to time its right to receive payments hereunder if such assignment is made pursuant to a signed, written payment direction.

18. FURTHER INSTRUMENTS: Each Party hereto shall duly execute and deliver to the other Party, any and all agreements, documents and instruments reasonably required by the other Party to carry out and to effectuate the purposes and intent of this Agreement.

19.     GOVERNING  LAW/DISPUTE  RESOLUTION:

        a.  Governing  Law.  The  substantive  laws  (as  distinguished from the
            --------------
choice of law rules) of the State of Delaware and The United States of America applicable to contracts made and performed entirely in the State of Connecticut shall govern (i) the validity and interpretation of this Agreement, (ii) the performance by the Parties of their respective obligations hereunder, and (iii) all other causes of action (whether sounding in contract or in tort) arising out of or relating to this Agreement or to the termination of this Agreement.

        b.  Dispute  Resolution.  The  Parties  hereto agree that any dispute or
           --------------------
controversy relating to this Agreement shall be decided by a court with jurisdiction in the State of Connecticut, and the Parties hereby submit to the jurisdiction of such court. The prevailing Party shall be entitled to collect from the other Party all of its legal expenses incurred in said matter including, without limitation, reasonable attorneys' fees and costs.


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed the day and year first written above.

COMPETITIVE TECHNOLOGIES, INC.          AGROFRUT E.U.

/s/ John B. Nano                         /s/ Betty Rios Valencia
__________________________________          __________________________________
John B. Nano                                Betty Rios Valencia
President and Chief Executive Officer       President

                                   AGROFRUT  Shareholder

                                   /s/  Betty Rios Valencia
                                   __________________________________
                                   Betty Rios Valencia